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                                                        Exhibit B


                  NEES GLOBAL TRANSMISSION, INC.
           Statement of Income and Accumulated Deficit
            For the Twelve Months Ended June 30, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
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Services rendered to nonassociated companies                     $ 1,464
                                                                 -------
         Total Income                                            $ 1,464
                                                                 -------


EXPENSE
-------

Administrative and General Expenses                              $ 8,320
Income taxes                                                      (2,366)
                                                                 -------

Total Expenses                                                     5,954


Net Income/(Loss)                                                $(4,490)
                                                                 =======

Accumulated deficit at beginning of period                        (3,251)

Accumulated deficit at end of period                             $(7,741)
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